Exhibit 10.1

ANNUAL BASE SALARIES FOR CERTAIN NAMED EXECUTIVE OFFICERS OF

MASTERCARD INCORPORATED

As of March 1, 2008

On February 4, 2008, the Human Resources and Compensation Committee of the Board of Directors of MasterCard Incorporated (the “Company”) approved increases to the annual base salaries (effective as of March 1, 2008) of certain of its named executive officers. The following table sets forth the annual base salary levels for the following named executive officers of the Company disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (on April 26, 2007):

Name	Base Salary
Robert W. Selander	$1,000,000
Chris A. McWilton	$550,000